Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports with respect to the consolidated financial statements of Ceridian HCM Holding Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Minneapolis, Minnesota
August 9, 2022